Exhibit 99.1

NEWS RELEASE

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Kevin S. Inda

Corporate Communications, Inc. (CCI)

407-566-1180

kevin.inda@cci-ir.com

H&E EQUIPMENT SERVICES, INC. ANNOUNCES COMMENCEMENT OF

OFFERING OF SENIOR NOTES

BATON ROUGE, Louisiana — (August 6, 2012) — H&E Equipment Services, Inc. (NASDAQ: HEES) (the “Company”) today announced that it has commenced an offering through a private placement, subject to market and other conditions, of $480 million in aggregate principal amount of senior notes (the “Notes”). The Notes will be senior unsecured obligations of the Company and will be guaranteed by the Company’s subsidiaries.

The Company expects to use the proceeds from the offering, together with borrowings under its credit facility, to repurchase or otherwise redeem its outstanding 8 3/8% senior notes due 2016, to pay, subject to the approval of the board of directors, a special one-time cash dividend of approximately $246 million in the aggregate (which, based on the Company’s shares outstanding as of July 27, 2012 as reported on Company’s Quarterly Report on Form 10-Q filed on August 2, 2012, would equal a dividend of approximately $7.00 per share) to its stockholders of record on a record date to be determined by its board of directors; to pay related fees and expenses and for general corporate purposes. Whether the Company declares a special dividend, and, if so, the timing, amount and nature of any such dividend, will be subject to approval by its board of directors. Any such approval will depend on a variety of factors, including the Company’s ability both to complete the sale of the Notes and to enter into an amended credit facility on terms acceptable to it; the Company’s financial results, cash requirements and financial condition; the Company’s ability to pay dividends under applicable state law; and any other factors deemed relevant by the Company’s board of directors. If for any reason the Company’s board of directors does not approve a special cash dividend in the currently anticipated amount of approximately $246 million, the Company may use the proceeds from the sale of the Notes to fund a special cash dividend of a smaller amount, or it may elect not to declare any special cash dividend.

The notes and related guarantees are being offered in a private placement, solely to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This notice does not constitute an offer to sell the notes, nor a solicitation for an offer to purchase the notes, in any jurisdiction in which such offer or solicitation would be unlawful. Any offer of the notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations are forward-looking statements. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) the Company’s ability to consummate the offering of the Notes and the amendment of its credit facility on terms acceptable to it; (2) the factors affecting the Company’s ability to pay a special dividend including market conditions, the Company’s financial results, cash requirements and financial condition, and (3) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date hereof.